UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2016

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 640-3838

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting of the Company was held on May 26, 2016.

(b)    The proposals listed below were submitted to a vote of the Company’s stockholders at the Annual Meeting. Each of the proposals was approved by the Company’s stockholders pursuant to the voting results set forth below.

1.    Election of the following persons to the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kenneth Archer	18,012,604	670,296	13,434,017
David Giangano	18,012,853	670,047	13,434,017
Peter Holst	18,091,366	591,534	13,434,017
Patrick J. Lombardi	18,012,510	670,390	13,434,017
James S. Lusk	18,014,599	668,301	13,434,017

2.    Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
31,289,645	747,241	80,031	0

3.    Approval, on an ongoing basis, of the compensation paid to the Company’s named executive officers:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
18,232,959	427,044	22,897	13,434,017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2016

GLOWPOINT, INC.

	By:	/s/ Peter J. Holst
Peter J. Holst
Chief Executive Officer